Exhibit 3.5

Articles of Amendment to the Articles of Incorporation
of
MiMedx Group, Inc.

MiMedx Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:
1.    The name of the corporation is MiMedx Group, Inc. (the “Company”).
2.    Pursuant to Section 607.1003 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment (“Articles of Amendment”) amend the Articles of Incorporation of the Company filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on August 8, 2012, and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on October 31, 2012 (as amended, the “Amended Articles”).
3.    These Articles of Amendment were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 607.1003 of the Act on March 24, 2015.
4.    These Articles of Amendment were duly approved by the shareholders of Company in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on May 14, 2015.
5.    The Amended Articles are hereby amended by deleting the first paragraph of Article 3 in its entirety, and inserting the following text in lieu thereof:
"Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 155,000,000 shares of capital stock, of which 150,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.
IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on May 15, 2015.
MIMEDX GROUP, INC.
By: /s/ Alexandra O. Haden
Name: Alexandra O. Haden
Its: Secretary